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                                                                    EXHIBIT 99.1

SOURCE: Aspect Development, Inc.

Monday March 13, 6:50 am Eastern Time
Joint Press Release

SOURCE: Aspect Development, Inc.

i2, Aspect Development Announce Largest Merger in History of Software Industry

$9.3 Billion Stock Transaction Creates B2B Marketplace Powerhouse

DALLAS, Texas and MOUNTAIN VIEW, Calif., March 13 /PRNewswire/ -- i2 Technologies, Inc. (Nasdaq: ITWO -news), the leading provider of intelligent eBusiness solutions, and Aspect Development, Inc. (Nasdaq: ASDV - news), the global leader in collaborative solutions for business-to-business (B2B) marketplaces, today announced a definitive agreement to merge. The $9.3 billion stock-for-stock deal is the largest in the history of the software industry. It combines the strengths of two companies with proven track records to expand the TradeMatrix(TM) B2B marketplace solution and rapidly deliver best-of-breed eCommerce content, product design collaboration and direct procurement.

The company estimates that the combined revenues of i2 and Aspect in 2000 will make it the largest provider of software and content for B2B. With 4,000 employees and a research and development budget of nearly $1 million per business day, the combined company has by far the largest base of technology and expertise to meet customers' needs and expectations.

Under the agreement, i2 will acquire all of the outstanding stock and stock options of Aspect. Each outstanding share of Aspect will be exchanged at a ratio of .55 share of i2 common stock for each share of Aspect stock, taking into account Aspect's 2 for 1 stock split that became effective today. The exchange ratio represents a 35 percent premium to Aspect's closing stock price on March 10, 2000. Aspect shareholders will own approximately 18 percent of the combined company. For the transaction, i2 will issue or reserve for issuance approximately 44.9 million shares of i2 common stock. Based upon i2's closing price on March 10, the total value of the transaction is approximately $9.3 billion, taking into account all outstanding stock and stock options of Aspect.

At closing, Aspect will become a subsidiary of i2 with Romesh Wadhwani, Aspect chairman and CEO, becoming vice chairman of i2 and a member of i2's Board of Directors.

"The merger will create a B2B marketplace powerhouse with unmatched solution breadth and depth of functionality, unparalleled content, and a laser-focus on value creation," said Sanjiv Sidhu, chairman and CEO, i2. "Already, the two companies have delivered $10 billion in value to customers."

In addition, i2 entered into a definitive agreement to acquire Supplybase Inc., a leading provider of solutions for web-based product design and sourcing of custom parts and assemblies. Supplybase delivers content about more than 100,000 suppliers. Under the agreement, i2 will issue or reserve for issuance approximately 1.8 million shares of i2 common stock, valued at approximately $380 million, for all of the outstanding stock and stock options of Supplybase.
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The transactions are expected to be neutral to 2000 cash earnings and accretive to 2001 cash earnings.

Merger Builds on Common Vision and Extends TradeMatrix Solution

i2, Aspect and Supplybase share a common vision for the next generation of eMarketplaces. TradeMatrix provides a complete solution for marketplaces that spans all of the important B2B processes, from product design, to procurement, planning, fulfillment, delivery, and customer care. As a result of the merger the expanded solution will enable intelligent commerce in direct materials used in making products as well as equipment and supplies used to keep plants running. The increased functionality, from design collaboration to strategic sourcing for direct materials will help trading partners reduce their inefficiencies by leveraging combined spend, collaborating in product development and eliminating excess inventory.

"These deals advance i2's aggressive strategy to accelerate the development of solutions that will continually increase value to TradeMatrix users from concept to customer," said Sanjiv Sidhu, i2 chairman and CEO. "The integration of these three best-of-breed companies will multiply the value of eProcurement." "Our combined company has the most complete vision for the eMarketplaces," said Romesh Wadhwani, Aspect chairman and CEO. "We have the scale that global trading partners need and the best B2B technology platform available today."

Aspect is the established market leader for design collaboration, direct procurement and content, enabling companies to effectively manage the mission-critical parts and supplies used in design and operations, which represents approximately 75 percent of the procurement spend. Aspect's eCommerce content provides information on more than 17 million standard products and supplies used in business today which is collected and maintained in an easy-to-search database and has effectively become the `fuel' for e-Commerce. This rich content solution enables companies to quickly find the right materials and supplies, at the right price and time, to run their businesses effectively.

"Customers are the big winners in this merger," said Dennis Stradford, CEO, Supplybase. "We think customers will want to make our platform their standard for B2B."

Customers of the combined company represent 400 of the world's largest manufacturers and $4 trillion in planned purchases in such industries as high-tech, automotive and industrial equipment, aerospace and defense, chemical, consumer goods and retail, electronics and utilities.

  Together the companies will:
  -- Help companies reduce their spending on direct components used in products and indirect materials and supplies.
  -- Enable companies to increase revenues through faster development of new products by enhancing collaboration inside the enterprise and with trading partners.
  -- Allow customers to rapidly search for and compare parts and components from the world's largest repository of 17 million products and more that 100,000 suppliers, promoting part/design re-use and allowing manufacturers to consolidate suppliers.
  -- Help businesses work more intelligently with their partners, suppliers, service suppliers and customers to conduct business together in real time, and to make more profitable decisions by effectively managing all their business processes including procurement, fulfillment, product development, and customer care.

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  -- Expand their sales force and direct channel.
  -- Accelerate innovation in B2B and business-to-consumer (B2C) eCommerce development.

The merger with Aspect will be accounted for as a purchase transaction and is expected to be tax-free to Aspect's shareholders. The agreement has been unanimously approved by both companies' Boards of Directors and is subject to approval by both i2 and Aspect shareholders. Certain of the officers and directors of both companies have agreed to vote their shares in favor of the transaction. The closing of the transaction is subject to customary conditions, including obtaining necessary regulatory approvals.

The acquisition of Supplybase will be accounted for as a purchase transaction and is expected to be tax-free to Supplybase's shareholders. The agreement is subject to approval by Supplybase's shareholders; however, certain of Supplybase's officers and directors have agreed to vote their shares in favor of the transaction. The closing of the transaction is subject to customary conditions.

The transactions will result in substantial one-time charges along with ongoing substantial amortization of intangibles.

About i2

i2 is the leading global provider of intelligent eBusiness solutions. Founded in 1988, i2's vision is to add $50 billion of value for its customers by the year 2005. i2 is headquartered in Dallas, has approximately 3,000 employees and maintains offices worldwide. For additional information, visit i2 at www.i2.com.

TradeMatrix is a comprehensive electronic business solution that enables companies to deploy business-to-business and business-to-consumer portals. TradeMatrix offers the broadest spectrum of solutions and hosted services available including procurement, commerce, fulfillment, customer care, retail, planning and product development enabling customers, partners, suppliers and service providers to conduct business in real-time.

TradeMatrix services and marketplaces are powered by i2's advanced optimization and execution capabilities for improved decision-making.

NOTE: i2 is a registered trademark of i2 Technologies, Inc. TradeMatrix is a service mark of i2 Technologies, Inc.

About Aspect Development

Aspect, headquartered in Mountain View, CA, is the leading global provider of collaborative solutions for business-to-business B2B eCommerce and inbound supply for the enterprise and its trading partners. Aspect solutions provide decision support and content for procurement, product development, operations, eCommerce, and marketplaces. Aspect delivers the largest value proposition of any B2B eCommerce solution by reducing production and non-production/MRO spend and increasing revenue and market share by accelerating new product introduction. More than 180 of the world's largest companies, with combined annual revenue of $1 trillion and $500 billion in annual inbound supply spend, are all customers of Aspect. For further information on Aspect, visit at www.aspectdv.com.

About Supplybase

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Supplybase, headquartered in San Francisco, CA, is the leader in providing web-
based solutions that integrate products, content, and services to optimize the development and sourcing of customer parts and assemblies. Supplybase customers include high-tech manufacturers of computer systems and peripherals, electronics, medical devices, and telecommunications systems. For more information, visit http://www.supplybase.com.

Additional Information and Where to find It

i2 Technologies plans to file a Registration Statement on SEC Form S-4 in connection with the merger, and i2 and Aspect expect to mail a Joint Proxy Statement/Prospectus to stockholders of i2 and Aspect containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about i2, Aspect, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus and these other documents may also be obtained from Aspect by directing a request through the Investors Relations portion of Aspect's website at http//www.aspectdv.com or by mail to Aspect Development, Inc., 1395 Charleston Rd., Mountain View, CA 94043, attention: Investor Relations, telephone: 650-428-2700.

In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, i2 and Aspect file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by i2 or Aspect at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. i2's and Aspect's filings with the Commission are also available to the public form commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov.

Aspect, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Aspect stockholders in favor of the adoption of the merger agreement. A description of any interests that Aspect's directors and executive officers have in the merger will be available in the Joint Proxy Statement/Prospectus.

Cautionary Language:

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks relating to the consummation of the contemplated merger, including the risk that required regulatory clearances or stockholder approval might not be obtained in a timely manner or at all. In addition, statements in this press release relating to the expected benefits of the contemplated mergers are subject to risks relating to the timing and successful completion of technology and product development efforts, integration of the technologies and businesses of i2, Aspect and Supplybase, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners and other factors described in the most recent Form 10-Q, most recent Form 10-K and other periodic reports filed by i2 and Aspect, with the Securities and Exchange Commission.

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